Exhibit 10.3

FORM OF

PORTER BANCORP, INC.

STOCK OPTION AWARD AGREEMENT

Employee Optionee:

Grant Date:

Number of Shares of Stock Subject to this Option:

Option Price per Share of Stock: $

This Option Agreement is entered into as of the Grant Date stated above, between Porter Bancorp, Inc. (Porter), and you for the purpose of evidencing an award to you of options (“Options”) pursuant to the Porter Bancorp, Inc. Amended and Restated 2006 Stock Incentive Plan (the “Plan”).

This Agreement and the Options granted herein are not binding on Porter until you sign this document and return it.

This Agreement is delivered to you on [insert date no later than two business days after board approval of the grant] and you must return two signed originals to [                    ] by [insert date one or two business days after delivery date] or the Option shall be void as if it were never granted. This deadline is necessary for compliance with accounting rules.

1. Grant of Options. Pursuant to the Plan, Porter has granted to you on the Grant Date Options to purchase the number of non-voting shares of common stock (the “Stock”) of Porter Bancorp, Inc. stated above (the “Options”). The Options shall constitute and be treated at all times by you and Porter as nonqualified options, the taxation of which is intended to be subject to the principles of Treasury Regulation Section 1.83-7 for Federal income tax purposes, and shall not constitute and shall not be treated as “incentive stock options” as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”). The terms and conditions of the Options are set out below.

2. Grant Date; Termination of Options.

(a) The Options are granted to you as of the Grant Date stated above.

(b) Your right to exercise the Options (and to purchase the Stock) shall expire and terminate in all events on the earlier of (i) [five/ten] years from the Grant Date, or (ii) the date provided in Section 7 below in the event you cease to be employed by Porter or its subsidiary, PBI Bank.

3. Option Price. The Option Price stated above is the purchase price per share of Stock, which you must pay to exercise the Option and receive Stock.

4. Vesting Provisions. Your Option shall be exercisable with respect to 1/6th of the total Option shares on each six month anniversary of the date of this Agreement, provided that you are employed by Porter or PBI Bank on the six month anniversary. The following chart reflects your vesting dates: [Notwithstanding this vesting schedule, in the event of a Change in Control occurring after the date hereof, the Option shall immediately become fully vested and exercisable in full.]

Vesting Date [based on 2/23 grant date]	Option Shares Vested (cumulative total)
August 23, 2006
March 23, 2007
August 23, 2007
March 23, 2008
August 23, 2008
March 23, 2009

5. Exercise of Option.

(a) To exercise your Option and purchase some or all of the shares of Stock, you must deliver a completed and originally signed Option Exercise and Investment Intent Form in such form as Porter may require, to the address indicated on the Form. The Form is available from your human resources department. The completed Form shall specify the number of shares of Stock being purchased as a result of such exercise, and shall be accompanied by payment in full of the Option Price, plus the amount of any taxes required to be withheld in connection therewith.

(b) Payment of the option price and related taxes must be made (i) in cash; (ii) by check; (iii) by transfer to Porter of Stock you have owned for at least six months with a fair market value on the date of delivery equal to the Option Price; [(iv) by electing to have Porter withhold stock that would otherwise be issued on exercise of the Option with a value equal to the exercise price]; or (v) by a combination of these methods. [Only if option (iv) is not included, include this sentence: The Committee may also approve withholding of Stock that would otherwise be issued on exercise of the Option solely for payment of minimum required withholding taxes.]

6. Restrictions on Transfer of Option. The Options may not be transferred by you (other than by will or the laws of descent and distribution) and may be exercised during your lifetime only by you.

7. Termination of Employment.

(a) In the event you cease to be an employee of Porter or PBI Bank due to your death or permanent disability, the unexercised portion of your Option at that time may only be exercised until the earlier of one year after the date you cease to be an employee or the date the Option expires, and only to the extent that you could have otherwise exercised such Option on the date you ceased to be an employee. In the event of the your death, your Option may be exercised by the executor or administrator of your estate or by any person or persons who has acquired the Option directly from your estate by bequest or inheritance.

(b) In the event you cease to be an employee for any reason other than as a result of your death or permanent disability, your Option will terminate on the earlier of 30 days after your date of termination or the date the Option expires, and only to the extent that you could have otherwise exercised the Option on the date you ceased to be an employee. However, if you are terminated for cause, your option will expire immediately on termination.

8. Representations.

(a) You represent and warrant to Porter that, upon exercise of the Options, you will be acquiring the Options for your own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and you understand that (i) neither the Options nor the Stock has been registered with the Securities and Exchange Commission by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, and (ii) the Stock must be held indefinitely by you unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Porter may place an appropriate legend on Stock issued pursuant to exercise of the Option noting these restrictions and the right of first refusal in favor of Porter described in the Plan and paragraph 9 below.

(b) You further represent and warrant that you understand that Federal, state, and local income and employment taxes will result from the exercise of your Option, and Porter will be required to withhold Federal, state, or local taxes in respect of any income realized by you upon exercise of the Options granted hereunder. Payment for withholding must be made or acceptable payment terms worked out with Porter. Further, you hereby agree that Porter and PBI Bank may deduct from any payments of any kind otherwise due to you an amount equal to the total Federal, state, and local taxes required to be so withheld. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by Porter in its sole discretion, but acting in good faith.

9. Plan Documents. This Agreement is qualified in its entirety by reference to the provisions of the Plan, which are incorporated herein by reference. Under the Plan, Porter has a right of first refusal to purchase any Stock you purchase by exercise of an Option, before you can sell the Stock.

10. General Provisions.

(a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

(b) This Agreement and the Plan contain the entire agreement between Porter and you relating to the Options and the other matters set forth herein. Except as expressly provided in this Agreement or the Plan with respect to certain actions permitted to be taken by Porter, its Board or any Committee appointed under the Plan with respect to this Agreement and the terms of the Options, this Agreement may not be amended, modified, changed, or waived other than by written instrument signed by the parties hereto.

(c) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Please acknowledge receipt of this Agreement by signing both copies of this Agreement in the space provided below and returning them promptly the Company.

Porter Bancorp, Inc.

By:

Name:

Title:

Accepted and Agreed to:

Employee Optionee

Date:

Note: optional provisions, at discretion of Compensation Committee, are in bold italics.

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